Exhibit 10.3

NiSource Inc.
2010 Omnibus Incentive Plan

Restricted Stock Unit Award Agreement Amendment
Relating to Vested but Unpaid NiSource Restricted Stock Units
for Nonemployee Directors of NiSource Inc.

This Restricted Stock Unit Award Agreement Amendment (the “Agreement”) is made and entered into as of July 13, 2015, by and between NiSource Inc., a Delaware corporation (the “Company”), and _____________________, a Nonemployee Director of the Company (the “Grantee”).

Background

A.    The Company previously granted to the Grantee Awards of Restricted Stock Units (“RSUs”) in accordance with the terms and conditions of restricted stock unit agreements under the NiSource Nonemployee Director Stock Incentive Plan and the NiSource Inc. 2010 Omnibus Incentive Plan (the “Prior NiSource RSU Agreements”).

B.    Under the Prior NiSource RSU Agreements, many of the RSUs are fully vested but will not become payable until a future date (the “Vested NiSource RSUs”).

C.    On July 1, 2015, NiSource implemented the spin-off of its pipeline and transmission business, comprised of Columbia Pipeline Group, Inc. (“CPG”) and its affiliates, which made CPG and its affiliates independent and no longer part of the controlled group of corporations of the Company.

D.    In connection with the spin-off of CPG and its affiliates, the Company desires to amend the Prior NiSource RSU Agreements to provide the Grantee with a one-time opportunity to elect to invest all or a portion of the Vested NiSource RSUs in alternative investment options and to have such amounts settled in cash at the same time as the Vested NiSource RSUs are settled under the Prior NiSource RSU Agreements.

Agreement

The Company and the Grantee hereby agree to amend each of the Prior NiSource RSU Agreements in the manner described below.

1.    The following is added at the end of each of the Prior NiSource RSU Agreements:

Director Investment Election Arrangement. The Grantee may make a one-time election to change the underlying investment of the Grantee’s RSU Account under each Prior NiSource RSU Agreement by executing the Director Investment Election Arrangement form on or after July 13, 2015 and before September 17, 2015. If the Grantee does not complete the Election Form by such date, the Director Investment Election Arrangement as described in this Section will not apply to any Vested NiSource RSUs.

If the Grantee participates in the Director Investment Election Arrangement, the Grantee may elect to invest all or a portion of the Vested NiSource RSUs among the investment options provided to the Grantee and as determined by the Company from time to time in its sole and absolute discretion. The Company may, in its sole discretion, discontinue, substitute, or add investment options after the Grantee makes a one-time election to participate in the Director Investment Election Arrangement. Notwithstanding the foregoing, the investment options under the Director Investment Election Arrangement are to be used for measurement purposes only, and the Grantee’s election of any such investment option, the allocation of any of the Grantee’s Vested NiSource RSUs thereto, the calculation of additional amounts and the crediting or debiting of such amounts to each of the Grantee’s RSU Account under the Prior NiSource RSU Agreements shall not be considered in any manner as an actual investment in any such investment option. The Grantee’s RSU Account under each Prior NiSource RSU Agreement shall continue to be a bookkeeping entry only, and the Grantee shall not have any rights in or to such investments themselves. In addition, if the Grantee elects to participate in the Director Investment

Election Arrangement, each of the Grantee’s RSU Accounts shall be distributed in cash at the time of settlement, as provided under the Prior NiSource RSU Agreements.

2.    In all other respects, each of the Prior NiSource RSU Agreements shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Award to be granted, and the Grantee has accepted this Award, as of the date first above written.

NISOURCE Inc.

By: ______________________

Its: ______________________

GRANTEE

By:   _____________________